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                                                                 EXHIBIT 5.2

                          [LETTERHEAD OF BROWN & WOOD LLP]


                                                                 January 5, 1997


Merrill Lynch & Co., Inc.
World Financial Center
North Tower
New York, New York  10281

Merrill Lynch Preferred Funding              Merrill Lynch Preferred Funding
III, L.P .                                   IV, L.P.
World Financial Center                       World Financial Center
North Tower                                  North Tower
New York, New York  10281                    New York, New York  10281

Merrill Lynch Preferred Capital              Merrill Lynch Preferred Capital
Trust III                                    Trust IV
World Financial Center                       World Financial Center
North Tower                                  North Tower
New York, New York  10281                    New York, New York  10281


          Re: Merrill Lynch Preferred Capital Trust III and IV Trust Originated Preferred Securities ("TOPrS")

Ladies and Gentlemen:

          We have acted as tax counsel ("Tax Counsel") to Merrill Lynch & Co., Inc., a Delaware corporation ("Company"), Merrill Lynch Preferred Funding III, L.P. and Merrill Lynch Preferred Funding IV, L.P., limited partnerships formed under the Delaware Revised Uniform Limited Partnership Act, as amended ("Partnerships"), and Merrill Lynch Preferred Capital Trust III and Merrill Lynch Preferred Capital Trust IV, statutory business trusts formed under the Delaware Business Trust Act, as amended ("Trusts"), in connection with the preparation and filing by Company, Partnerships and Trusts with the Securities and Exchange Commission ("Commission") of a Registration Statement on Form S-3 (Registration No. 333-42859) (as amended, "Registration Statement") under the Securities Act of 1933, as amended, and with respect to: (i) the issuance and sale of subordinated debentures ("Company Subordinated Debentures") by Company pursuant to a form of Indenture ("Company Indenture"), between Company and The Chase Manhattan Bank, a New York banking corporation, as trustee ("Indenture Trustee") in the form filed as an

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exhibit to the Registration Statement; (ii) the issuance and sale of one or more debentures (each a "Guaranteed Investment Affiliate Debenture", collectively "Investment Affiliate Debentures") by one or more eligible controlled affiliates of Company (each an "Investment Affiliate"), pursuant to forms of Indenture (each an "Investment Affiliate Indenture"), from each such Investment Affiliate and Company to Indenture Trustee (Company Subordinated Debenture and Investment Affiliate Debentures are collectively referred to hereinafter as the "Debentures" and the forms of Company Indenture and the Investment Affiliate Indentures are collectively referred to hereinafter as the "Indentures"), each of which is guaranteed by Company pursuant to a form of Affiliate Debenture Guarantee Agreement in the form filed as an exhibit to the Registration Statement; (iii) the issuance and sale of Partnership Preferred Securities by Partnerships to Trusts pursuant to the Amended and Restated Agreement of Limited Partnership ("Partnership Agreement") in the form filed as an exhibit to the Registration Statement; and (iv) the issuance and sale of Trust Preferred Securities and Trust Common Securities (collectively, "Trust Securities") pursuant to Trusts' Amended and Restated Declaration of Trust ("Declaration") in the form filed as an exhibit to the Registration Statement. The Trust Preferred Securities will be offered for sale to investors pursuant to the Registration Statement.

          All capitalized terms used in this opinion letter and not otherwise defined herein shall have the meaning ascribed to such terms in the Registration Statement.

          In delivering this opinion letter, we have reviewed and relied upon:
(i) the Registration Statement; (ii) forms of the Indentures; (iii) forms of the Debentures; (iv) the forms of the Partnership Agreement; (v) the forms of the Declaration; (vi) the forms of (A) the Partnership Guarantee Agreements,
(B) the Trust Preferred Securities Guarantee Agreements, (C) the Trust Common Securities Guarantee Agreements and (D) the Affiliate Debenture Guarantee Agreements, each filed as exhibits to the Registration Statement; and (vii) the forms of (A) the Partnership Preferred Securities and (B) the Trust
Securities, each filed as exhibits to the Registration Statement. In addition, we have examined, and relied as to matters of fact upon, certain certificates and comparable documents of Company and certain eligible controlled affiliates of Company, from which Company will select Investment Affiliates. Further, we have relied upon certain other statements and representations made by officers of Company. We also have examined and relied upon original or copies, certified or otherwise identified to our satisfaction, of such records of Company, Partnerships and Trusts and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

          In our examination of such material, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to original documents of all copies of documents submitted to us. In addition, we also have assumed (i) that the transactions related to the issuance of the Debentures, Partnership Preferred Securities and Trust Securities will be consummated in accordance with the terms

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of the documents and forms of documents described herein and (ii) on the closing date, an Independent Financial Advisor will deliver the opinion required under Section 7.1(b) of the Partnership Agreements.

          On the basis of the foregoing and assuming that Partnerships and Trusts were formed and will be maintained in compliance with the terms of the Partnership Agreements and the Declarations, respectively, we hereby confirm (i) our opinions set forth in the Registration Statement under the caption
"Certain Federal Income Tax Considerations" and (ii) that, subject to the qualifications set forth therein, the discussion set forth in the Registration Statement under such caption is an accurate summary of the United States federal income tax matters described therein.

          We express no opinion with respect to the transactions referred to herein or in the Registration Statement other than as expressly set forth herein. Moreover, we note that there is no authority directly on point dealing with securities such as the Trust Preferred Securities or transactions of the type described herein and that our opinions are not binding on the Internal Revenue Service ("IRS") or the courts, either of which could take a contrary position. Nevertheless, we believe that if challenged, the opinions we express herein would be sustained by a court with jurisdiction in a properly presented case.

          Our opinions are based upon the Code, the Treasury regulations promulgated thereunder and other relevant authorities and law, all as in effect on the date hereof. Consequently, future changes in the law may cause the tax treatment of the transactions referred to herein to be materially different from that described above.

          The opinions we express herein are limited solely to matters governed by the federal income tax laws of the United States.

          We hereby consent to the use of this opinion for filing as Exhibit
5.2 to the Registration Statement and the use of our name in the Registration Statement under the captions "Certain Federal Income Tax Considerations" and "Legal Matters".

                                             Very truly yours,



                                             /s/ Brown & Wood LLP


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